Exhibit 99.1

HERITAGE COMMERCE CORP

For additional information, contact:
Rebecca Levey, SVP Marketing
Direct: (408) 494-4513

For Immediate Release:  June 20, 2007

Heritage Commerce Corp
Completes Acquisition of
Diablo Valley Bank

SAN JOSE, California – June 20, 2007 – Heritage Commerce Corp (NASDAQ: HTBK), parent company of Heritage Bank of Commerce, today announced the completion of its acquisition of Diablo Valley Bank, (OTCBB: DBVB). The combined banks now have over $1.3 billion in assets and 11 banking offices.

“We welcome Diablo Valley Bank’s customers, employees and shareholders to the Heritage family,” said Walter Kaczmarek, President and Chief Executive Officer of Heritage Commerce Corp. ”While the Diablo name will change to Heritage Bank of Commerce, Diablo Valley Banking Region, its core values of integrity, efficient service, relationship building and service to the community will not. We will remain focused on building solid banking relationships and being good corporate neighbors as we continue providing the personal service that has become a tradition at both banks.”

The transaction is valued at approximately $65,400,000, including payments for cancellation of options for Diablo Valley Bank common stock. Diablo Valley Bank shareholders are receiving a per share consideration of $23.00, as the average closing price for Heritage Commerce Corp’s common stock for the 20 trading days ending five trading days prior to closing was valued at $23.8970. Accordingly, Heritage Commerce Corp is paying approximately $24,000,000 in cash and issuing 1,732,298 shares of Heritage Commerce Corp’s common stock in exchange for all outstanding Diablo Valley Bank shares and stock options. The exchange ratio for the Heritage Commerce Corp stock is 0.9625. Prior to closing, Diablo Valley Bank redeemed all of its outstanding Series A Preferred Stock for an aggregate of approximately $6,700,000 cash (including dividend payments).

About Heritage Commerce Corp

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in

San Jose with offices in Los Gatos, Fremont, Danville, Morgan Hill, Gilroy, Mountain View, and Los Altos Heritage Bank of Commerce is also an SBA Preferred Lender, operating from offices in San Jose, Chico, Fremont, Clovis, Jackson, Elk Grove, and Watsonville, California.

Forward-Looking Statements Disclaimer

Discussions contained or incorporated by reference in this filing or the exhibits that are not statements of historical fact are forward-looking statements that involve risks and uncertainties including, with out limitation, (i) statements relating to the benefits of the proposed merger of Heritage Bank of Commerce and Diablo Valley Bank (the “Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion / dilution to reported earnings that may be realized from the Merger, (ii) statements regarding certain Heritage Bank of Commerce  and Diablo Valley Bank goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (iii) statements preceded by, followed by or that include the words “may, “could”, should, “would”, believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, or similar expressions. These statements are based on current beliefs and expectations of the management of Heritage Commerce Corp and/or Diablo Valley Bank and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements.

 The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the business of Diablo Valley Bank will not be integrated successfully or will be more difficult, time-consuming or costly than expected; deposit attrition and other disruption from the Merger making it more difficult to maintain relationships with customers, employees or suppliers; the risk that synergies from the Merger may not be fully realized or may take longer to realize than expected; competition and its effect on pricing, spending, third-party relationships and revenues; the strength of the United States Economy in general, competition in the financial services market for both deposits and loans as well as regional and general economic conditions; and Heritage’s ability to successfully complete consolidation and conversion activities, incorporate acquisitions into its operations, retain key employees, increase its customer base, achieve cost savings and successfully generate commercial, consumer and real estate loans. Additional factors that may affect future results are contained in Heritage’s filings with the SEC, which are available at the SEC’s web site http://www.sec.gov, including in Heritage’s Annual Report on Form 10-K for the year ended December 31, 2006, under the heading “Risk Factors.” Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. All subsequent written and oral forward-looking statements or other matters attributable to Heritage Commerce Corp or Heritage Bank of Commerce or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Heritage undertakes no responsibility to update or publicly revise any forward-looking statements to reflect subsequent events or circumstances.